LETTER OF TRANSMITTAL

To Tender Preferred Shares (Designated Auction-Rate Preferred Shares Series A and/or Series B)

of

PIMCO California Municipal Income Fund III

Pursuant to the Offer to Purchase

Dated March 12, 2024

THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON

APRIL 12, 2024, UNLESS THE OFFER IS EXTENDED.

The Tender Agent for the Offer is:

Equiniti Trust Company, LLC

Delivery by First Class Mail should be directed to:

Equiniti Trust Company, LLC

Operations Center

Attn: Reorganization Department

P.O. Box 525

Ridgefield Park, New Jersey 07660

Delivery by hand, express mail, courier, or other expedited service should be directed to:

Equiniti Trust Company, LLC

55 Challenger Road

Suite # 200

Ridgefield Park, New Jersey 07660

Attn: Reorganization Department

DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH

ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

THE INSTRUCTIONS ACCOMPANYING THIS LETTER OF TRANSMITTAL SHOULD BE READ CAREFULLY BEFORE THIS LETTER OF TRANSMITTAL IS COMPLETED.

This Letter of Transmittal relates to the offer by PIMCO California Municipal Income Fund III (the “Fund”), a Massachusetts business trust registered under the Investment Company Act of 1940, as amended, to purchase for cash up to 100% of its outstanding preferred shares of beneficial interest, par value $0.00001 per share and liquidation preference of $25,000 per share, designated Auction-Rate Preferred Shares Series A and/or Series B (the “Preferred Shares”) upon the terms and subject to the conditions set forth in the Offer to Purchase dated March 12, 2024 (the “Offer to Purchase”), receipt of which is hereby acknowledged, and in this Letter of Transmittal, which, together with the Offer to Purchase, each as amended or supplemented from time to time, together constitute the “Offer.”

DESCRIPTION OF PREFERRED SHARES TENDERED

Name(s) and Address(es) of Registered Holder(s) (Please fill in, if blank)	Series A and/or Series B Preferred Shares Tendered* (attach Additional Signed List if Necessary)

1 ☐All
2 ☐ Partial:
* Unless otherwise indicated, it will be assumed that all (and not partial) Series A and/or Series B Shares are being tendered. See Instruction 3.

If you wish to tender all or any portion of your Series A and/or Series B Preferred Shares of the Fund, you should either:

•	tender your Series A and/or Series B Preferred Shares pursuant to the procedure for book-entry tender set forth in Section 3 of the Offer to Purchase; or

•

request a broker, dealer, commercial bank, trust company or other nominee to effect the transaction for you. If your Preferred Shares are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, you should contact such person if you desire to tender your Preferred Shares.

If you desire to tender Series A and/or Series B Preferred Shares and such Preferred Shares cannot be delivered to the Tender Agent or you cannot comply with the procedure for book-entry transfer or your other required documents cannot be delivered to the Tender Agent, in any case, by the expiration of the Offer, you must tender such Preferred Shares pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

Questions and requests for assistance or for additional copies of this Letter of Transmittal, the Offer to Purchase or the Notice of Guaranteed Delivery or the Notice of Withdrawal may be directed to Equiniti Trust Company, LLC (“Tender Agent”), whereby the Tender Agent will fulfill the role of information agent, depositary, and rights agent, at its address or telephone number set forth on the first page of this Letter of Transmittal.

ADDITIONAL INFORMATION REGARDING TENDERED PREFERRED SHARES

PLEASE READ ACCOMPANYING INSTRUCTIONS CAREFULLY.

Name of Tendering Institution

Account Number

Transaction Code Number

Contact Person in Auction Department of Tendering Institution*

Email Address of Contact Person in Auction Department*

Broker- Dealer who submits auction instructions to the Auction Agent on your behalf

☐	CHECK HERE IF TENDERED PREFERRED SHARES ARE BEING DELIVERED PURSUANT TO A NOTICE OF GUARANTEED DELIVERY PREVIOUSLY SENT OR CONCURRENTLY BEING SENT TO THE TENDER AGENT AND COMPLETE THE FOLLOWING:

Name(s) of Tendering Holder(s) of Preferred Shares

Date of Execution of Notice of Guaranteed Delivery

Name of Institution which Guaranteed Delivery

* If there is no established Auction Department, please include contact information for the party that submits auction instructions for Preferred Shares.

Ladies and Gentlemen:

The undersigned hereby tenders to PIMCO California Municipal Income Fund III, a Massachusetts business trust (the “Fund”), the above-described preferred shares of beneficial interest, par value $0.00001 per share and liquidation preference of $25,000 per share, designated Auction-Rate Preferred Shares Series A and/or Series B, pursuant to the Fund’s offer to purchase up to 100% of its outstanding Preferred Shares, upon the terms and subject to the conditions set forth in the Fund’s Offer to Purchase dated March 12, 2024 (the “Offer to Purchase”), receipt of which is hereby acknowledged, and this Letter of Transmittal (the “Letter of Transmittal”) which, together with the Offer to Purchase, each as amended or supplemented from time to time, constitutes the “Offer.” The price to be paid for the Preferred Shares is an amount per share, net to the seller in cash, equal to 98% of the liquidation preference of $25,000 per share (or $24,500 per share, the “Closing Amount”), plus any unpaid dividends accrued through the Expiration Date (as defined in the Offer to Purchase), less any applicable withholding taxes and without interest, and subject to the conditions set forth in the Offer, if properly tendered and not withdrawn prior to the Expiration Date. The Offer by the Fund is not conditioned on any minimum number of Preferred Shares being validly tendered and not withdrawn prior to the expiration of the Fund’s offer. The Offer is also subject to certain other conditions as outlined in the Offer and in the related Letter of Transmittal.

Upon the terms and subject to the conditions of the Offer and effective upon acceptance for payment of and payment for the Preferred Shares tendered herewith, the undersigned hereby sells, assigns and transfers to, or upon the order of, the Fund all right, title and interest in and to all the Preferred Shares that is being tendered hereby and appoints the Tender Agent as the true and lawful agent and attorney-in-fact of the undersigned with respect to such Preferred Shares, with full knowledge that the Tender Agent also acts as the agent of the Fund, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to:

(i)

transfer ownership of such Preferred Shares on the account books maintained by the Book-Entry Transfer Facility (as defined in the Offer to Purchase), as applicable, together, in any such case, with all accompanying evidences of transfer and authenticity, to or upon the order of the Fund;

(ii)	present such Preferred Shares for transfer on the books of the Fund; and

(iii)

receive all benefits and otherwise exercise all rights of beneficial ownership of such Preferred Shares, subject to the next paragraph, all in accordance with the terms and subject to the conditions of the Offer.

The undersigned hereby covenants, represents and warrants to the Fund that:

(i)

the undersigned has full power and authority to tender, sell, assign and transfer the Preferred Shares tendered hereby and that when and to the extent the same are accepted for payment by the Fund, the Fund will acquire good, marketable and unencumbered title thereto, free and clear of all security interest, liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations relating to the sale or transfer of the Preferred Shares and not subject to any adverse claims;

(ii)

the undersigned understands that tenders of Preferred Shares pursuant to any of the procedures described in Section 3 of the Offer to Purchase and in the instructions to this Letter of Transmittal will constitute the undersigned’s acceptance of the terms and conditions of the Offer;

(iii)

the undersigned will, upon request, execute and deliver any additional documents deemed by the Tender Agent or the Fund to be necessary or desirable to complete the sale, assignment and transfer of the Preferred Shares tendered hereby; and

(iv)	the undersigned has read, understands and agrees to all the terms of the Offer.

All authority herein conferred or agreed to be conferred by this Letter of Transmittal shall survive the death or incapacity of the undersigned, and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and legal representatives of the undersigned. Except as stated in the Offer to Purchase, this tender is irrevocable.

The purchase price of each Preferred Share will equal 98% of the liquidation preference of $25,000 per share (or $24,500 per share), plus any unpaid dividends accrued through the Expiration Date, less any applicable withholding taxes and without interest. All Preferred Shares validly tendered on or before the Expiration Date of the Offer and not properly withdrawn will be purchased, subject to the terms and conditions of the Offer. If any tendered Preferred Shares are not accepted for payment pursuant to the terms and conditions of the Offer for any reason, such Preferred Shares will be returned without expense to the holder of Preferred Shares (“Preferred Shareholder”) in accordance with Section 5 of the Offer to Purchase.

The undersigned understands that tenders of Preferred Shares pursuant to any one of the procedures described in Section 3 of the Offer to Purchase and in the instructions hereto will constitute a binding agreement between the undersigned and the Fund upon the terms and subject to the conditions of the Offer. The undersigned acknowledges that under no circumstances will the Fund pay interest on the purchase price, including, without limitation, by reason of any delay in making payment.

The undersigned recognizes that, under the circumstances set forth in the Offer to Purchase, the Fund may terminate or amend the Offer; may postpone the acceptance for payment of, or the payment for, Preferred Shares tendered; or may accept for payment fewer than all of the Preferred Shares tendered.

Checks for the Closing Amount will be issued and mailed and any Certificate(s) not tendered or not accepted for payment will be issued or returned in the name(s) of the registered holder(s) appearing under “Description of Preferred Shares Tendered.” Any Shares tendered herewith by book-entry transfer that are not accepted for payment will be credited back to the account at the Book-Entry Transfer Facility designated above.

SIGN HERE

(Please complete and return the Form W-9 attached)*

(Signature(s) of Owners)

Dated:

Name(s):

(Please Print)

Capacity (full title and location signed):

Address:

(Include Zip Code)

Area Code and Telephone Number:

(Must be signed by registered holder(s) exactly as name(s) appear(s) on a security position listing or by person(s) authorized to become registered holder(s) by certificate(s) and documents transmitted herewith. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or other person acting in a fiduciary or representative capacity, please set forth full title and location of signing and see Instruction 5.)

Guarantee Of Signature(s)

(See Instructions 1 and 5)

Authorized Signature:

Name:

Title:

(Please Type or Print)

Name of Firm:

Address:

(Include Zip Code)

Area Code and Telephone No.:

Dated:

* A non-U.S. Preferred Shareholder should NOT complete and return the attached Form W-9, but should instead contact the Tender Agent or its broker, dealer, commercial bank, trust company or other nominee for the appropriate certification (e.g., W-8BEN, W-8BEN-E, W-8ECI or W-8EXP). A non-U.S. Preferred Shareholder is any shareholder other than (i) a citizen or resident of the U.S., (ii) a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes), partnership or other entity created or organized in or under the laws of the U.S., any State or any political subdivision thereof, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of the source of the income, or (iv) a trust if it (x) is subject to the supervision of a court within the U.S. and one or more U.S. persons has the authority to control all substantial decisions of the trust or (y) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

INSTRUCTIONS

Forming Part of the Terms and Conditions of the Offer

1. Guarantee of Signatures. Except as otherwise provided below, all signatures on this Letter of Transmittal must be guaranteed by a financial institution (including most banks, savings and loan associations and brokerage houses) that is a member of a recognized Medallion Program approved by The Securities Transfer Association, Inc., including the Securities Transfer Agents Medallion Program (STAMP), or any other “eligible guarantor institution” (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended) (each an “Eligible Institution”). Signatures on this Letter of Transmittal need not be guaranteed if such Preferred Shares are tendered for the account of an Eligible Institution. See Instruction 5.

2. Delivery of Preferred Shares. Delivery of Preferred Shares is to be made by book-entry delivery pursuant to the procedures set forth in Section 3 of the Offer to Purchase; an Agent’s Message (as defined in the Offer to Purchase) should be utilized. A confirmation of a book-entry transfer into the Depositary’s account at the Book-Entry Transfer Facility of all Preferred Shares delivered electronically, as well as an Agent’s Message, and any other documents required by this Letter of Transmittal, must be received by the Depositary at its address set forth on the front page of this Letter of Transmittal by the Expiration Date (as defined in the Offer to Purchase). Preferred Shareholders who cannot deliver their Preferred Shares and all other required documents to the Depositary by the Expiration Date must tender their Preferred Shares pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase. Pursuant to such procedure: (i) such tender must be made by or through an Eligible Institution, (ii) a properly completed and duly executed Notice of Guaranteed Delivery substantially in the form provided by the Fund must be received by the Depositary by the Expiration Date and (iii) a properly completed and duly executed Letter of Transmittal (or facsimile thereof) with any required signature guarantee or an Agent’s Message and any other documents required by the Letter of Transmittal and, for Preferred Shares held in street name, confirmation of a book-entry transfer of such Preferred Shares into the Depositary’s account at the Book-Entry Transfer Facility, must be received by the Depositary within two NYSE trading days after the date of execution of the Notice of Guaranteed Delivery, all as provided in Section 3 of the Offer to Purchase.

The method of delivery of any documents is at the option and risk of the tendering Preferred Shareholder. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

No alternative, conditional or contingent tenders will be accepted, and no fractional Preferred Shares will be purchased. By executing this Letter of Transmittal, the tendering Preferred Shareholder waives any right to receive any notice of the acceptance for payment of the Preferred Shares.

3. Partial Tenders. If any tendered Preferred Shares are not accepted for payment pursuant to the terms and conditions of the Offer for any reason, or if any tendered Preferred Shares are not accepted because of an invalid tender, or if any tendered Preferred Shares are properly withdrawn, Preferred Shares will be returned to the appropriate account at the Book-Entry Transfer Facility without charge by the Fund to the tendering Preferred Shareholder, as soon as practicable following expiration or termination of the Offer or the proper withdrawal of the Preferred Shares.

4. Stock Transfer Taxes. The amount of any stock or share transfer taxes imposed in respect of Preferred Shares tendered in connection with the Offer, including, without limitation, such taxes imposed for a reason other than the sale or transfer of Preferred Shares to the Fund pursuant to its Offer, whether such taxes are imposed on the registered holder(s), any other person to whom shares are to be returned or the purchase price is to be paid, or otherwise, including any such taxes due in respect of (a) shares tendered but not purchased, including such shares that are to be returned in the name of a person other than the registered holder(s), or (b) shares the purchase price for which is paid to a person other than the registered holder(s), will be for the Preferred Shareholder’s account and will not be borne by the Fund.

5. Substitute Form W-9. Under U.S. federal income tax law, a backup withholding tax may be imposed on the gross proceeds otherwise payable to certain Preferred Shareholders pursuant to the Offer. In order to avoid such backup withholding, each tendering Preferred Shareholder must provide the applicable withholding agent with such Preferred Shareholder’s correct taxpayer identification number and certify that such Preferred Shareholder is not subject to such backup withholding by completing the Substitute Form W-9 set forth above (or, in the case of a foreign Preferred Shareholder, an appropriate IRS Form W-8 or Substitute Form W-8). In general, if a Preferred Shareholder is an individual, the taxpayer identification number is the Social Security number of such individual. If the applicable withholding agent is not provided with the correct taxpayer identification number, the Preferred Shareholder or payee will be subject to a $50 penalty imposed by the Internal Revenue Service unless the failure to provide the correct number is due to reasonable cause and not willful neglect. A false statement made on the Substitute Form W-9 without any reasonable basis that results in no backup withholding will be subject to a $500 penalty, and the willful falsification of certifications or affirmations may be subject to criminal penalties, including fines and/or imprisonment. Certain Preferred Shareholders (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. However, such Preferred Shareholders should complete the Substitute Form W-9 (or, in the case of a foreign Preferred Shareholders, an appropriate IRS Form W-8 or Substitute Form W-8) to avoid erroneous backup withholding. For further information concerning backup withholding and instructions for completing the Substitute Form W-9 (including how to obtain a taxpayer identification number if you do not have one and how to complete the Substitute Form W-9 if Preferred Shares is held in more than one name), consult the Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.

Foreign persons should not complete a Substitute Form W-9. Instead, in order to establish that a foreign person qualifies as an exempt recipient for which backup withholding is not required, such person should submit an appropriate IRS Form W-8 or Substitute Form W-8, attesting to its status. These forms can be obtained from the Depositary or from the relevant broker, dealer, commercial bank, trust company or other nominee.

Backup withholding is not an additional federal income tax. Rather, the federal income tax liability of a person subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained provided that the required information is furnished to the Internal Revenue Service. NOTE: FAILURE TO COMPLETE AND RETURN THE SUBSTITUTE FORM W-9 (OR AN APPROPRIATE IRS FORM W-8 OR SUBSTITUTE FORM W-8) MAY RESULT IN PENALTIES AND BACKUP WITHHOLDING ON ANY AMOUNTS OTHERWISE PAYABLE TO YOU PURSUANT TO THE OFFER. PLEASE REVIEW THE GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

6. Waiver of Conditions. Subject to the Offer to Purchase, the conditions of the Offer may be waived, in whole or in part, by the Fund, at any time and from time to time, in the case of any Preferred Shares tendered.

7. Irregularities. The Fund will determine, in its sole discretion, all questions as to the number of Preferred Shares to be accepted, and the validity, form, eligibility, including time of receipt, and acceptance for payment of any tender of Preferred Shares. The Fund’s determination will be final and binding on all parties. The Fund reserves the absolute right to reject any or all tenders it determines not to be in proper form or the acceptance of or payment for which it determines may be unlawful. The Fund also reserves the absolute right to waive any defect or irregularity in the tender of any particular Preferred Shares or any particular Preferred Shareholder. No tender of Preferred Shares will be deemed to be properly made until all defects or irregularities have been cured by the tendering Preferred Shareholder or waived by the Fund. None of the Fund, the Depositary, the Tender Agent, or any other person will be under any duty to give notice of any defects or irregularities in any tender, or incur any liability for failure to give any such notice. The Fund’s interpretation of the terms of and conditions to the Offer, including this Letter of Transmittal and the instructions thereto, will be final and binding. By tendering Preferred Shares to the Fund, you agree to accept all decisions the Fund makes concerning these matters and waive any right you might otherwise have to challenge those decisions.

8. Acceptance of Tendered Shares. If a Preferred Shareholder tenders all of his or her Preferred Shares, all such Preferred Shares credited to such Preferred Shareholder’s account(s) will be tendered unless the Preferred Shareholder otherwise specifies.

9. Contact Information. In order to facilitate the Offer and any auctions for Preferred Shares that may remain outstanding after the Offer is completed, each broker or other Nominee Holder must provide additional contact information for its auction department, or whoever at the broker or other Nominee Holder submits auction instructions for the Preferred Shares on its behalf, and/or the broker-dealer, if a different party, that submits those auction instructions to the Auction Agent. If you are unable to provide this contact information, the Fund, in its sole discretion, may waive this requirement.

* * * * *

Any questions and requests for assistance may be directed to the Tender Agent at its address and telephone number set forth on the first page of this Letter of Transmittal. Additional copies of the Offer to Purchase, the Letter of Transmittal and Notice of Guaranteed Delivery may be obtained from the Tender Agent at its address and telephone number set forth on the first page of this Letter of Transmittal. Preferred Shareholders may also contact their broker, dealer, commercial bank or trust company or other nominee for assistance concerning the Offer.